ASSET ALLOCATION
Name of the Underwriters

First Chicago Capital Markets,
 Merrill Lynch, Goldman Sachs

Name of Issuer
Westpoint Stevens, Inc.

Title of Security
Westpoint Stevens, Inc.

Date of Prospectus

6/3/98

Amount of Total Offering

525,000,000

Unit Price

99.97

Underwriting Discount

1.375%

Rating

Ba3/BB

Maturity Date

6/15/05

Current Yield

7.88%

Yield to Maturity

7.73%

Subordination Features

None





Nature of Political Entity, if any,
including in the case of revenue
bonds, underlying entity supplying
the revenue

None

Total Par Value of Bonds Purchased

885,000

Dollar Amount of Purchases

884,734

Number of Shares Purchased

885,000

Years of Continuous Operation

The company has been in continuous
operation for more than 3 years

% of offering Purchased by Fund

0.17%

% of offering Purchased by
Associated Funds

None

% of Funds Total Assets Applied to Purchase

0.39%

Name(s) of Underwriter(s) or Dealer(s) from Whom Purchased

Merrill Lynch

Is Goldman, Sachs & Co. a Manager or
Co-Manager of Offering?

Yes




Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs
& Co. ?

No

Have the following conditions been satisfied?

a) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering?

      Yes

b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day of preceding the day on which the rights offering terminated?

     Yes

c)  The underwriting was a firm commitment
     underwriting?

     Yes


COMPARABLE SECURITIES

Name of the Underwriters

Goldman Sachs, Chase, HSBC Markets,
Morgan Stanley, J.P. Morgan Securities

Name of Issuer
Orange Plc

Title of Security

Orange Plc

Date of Prospectus

7/17/98

Amount of Total Offering

545,000,000

Unit Price

99.238

Underwriting Discount

2%

Rating

Ba3/B+

Maturity Date

8/01/08

Current Yield

8.06%

Yield to Maturity

8.05%

Subordination Features

None

COMPARABLE SECURITIES

Name of the Underwriters

Goldman Sachs, Alex Brown,
DLJ, Nationsbanc Montgomery

Name of Issuer
Exodus Communications, Inc.

Title of Security

Exodus Communications, Inc.

Date of Prospectus

6/26/98

Amount of Total Offering

200,000,000

Unit Price

100

Underwriting Discount

3%

Rating

Not Rated

Maturity Date

7/01/08

Current Yield

11.25%

Yield to Maturity

11.25%

Subordination Features

None

COMPARABLE SECURITIES

Name of the Underwriters

Morgan Stanley, Chase

Name of Issuer
Middleweb Plc

Title of Security

Middleweb Plc

Date of Prospectus

6/12/98

Amount of Total Offering

140,000,000

Unit Price

100

Underwriting Discount

3%

Rating

B2/B

Maturity Date

5/30/08

Current Yield

10.5%

Yield to Maturity

10.5%

Subordination Features

None